Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 5, 2021, is entered into by and among Blackstone Private Credit Fund, a Delaware statutory trust (“Purchaser”), Purchaser’s investment adviser, Blackstone Credit BDC Advisors LLC, a Delaware limited liability company (“Adviser”) (solely for purposes of Section 8), BCRED Twin Peaks LLC, a Delaware limited liability company (“Holdco”) (solely for purposes of Section 1(d)), Teacher Retirement System of Texas (solely for purposes of Section 1(c)), and Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with Purchaser or Adviser (“Seller”), that operates as a separately managed account.

WHEREAS, Holdco is a wholly-owned subsidiary of Seller, that owns (a) loans and equity interests in various portfolio companies (collectively, the “Direct Assets”) and (b) 100% of the limited liability company interests of each of BCRED Denali Peak Funding LLC (formerly GSO Downing Street LLC) (“Denali Peak”) and BCRED Siris Peak Funding LLC (formerly GSO Stone Street LLC) (“Siris Peak,” and together with Denali Peak, the “Financing Subsidiaries”), each of which owns loans and equity interests in various portfolio companies (collectively, the “Subsidiary Assets”); and

WHEREAS, the Direct Assets and Subsidiary Assets are set forth in Schedule 1 hereto (collectively, the “Assets”); and

WHEREAS, Holdco, together with the Direct Assets, the Financing Subsidiaries and the Subsidiary Assets, constitutes substantially all of Seller’s assets; and

WHEREAS, Denali Peak has entered into a Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, as facility agent, and U.S. Bank National Association as collateral agent and custodian, dated as of October 11, 2018 (the “Denali Peak Facility”) and an affiliate of the Adviser has obtained all necessary consents, approvals, waivers or authorizations under the Denali Peak Facility for the Transaction (as defined below); and

WHEREAS, Siris Peak has entered into a Loan and Servicing Agreement with Société Generale as agent, Virtus Group LP as collateral administrator and Citibank N.A. as collateral agent and custodian, dated as of October 11, 2018 (the “Siris Peak Facility”) and an affiliate of the Adviser has obtained all necessary consents, approvals, waivers or authorizations under the Siris Peak Facility for the Transaction; and

WHEREAS, Seller, having obtained the requisite consent of its members, desires to sell 100% of its interest in Holdco to Purchaser, and Purchaser desires to purchase such interests of Holdco; and

WHEREAS, each of the Assets and the Assumed Liabilities (as defined below) have been fair valued as of the close of business of the New York Stock Exchange within two business days of the date hereof in accordance with Purchaser’s valuation procedures, as approved by Purchaser’s board of trustees (the “Board”) and the members of Seller, and, upon consideration of reports prepared by independent evaluators, such aggregate valuation (the “Holdco Fair Value”) has been mutually agreed upon by the Board and the members of Seller to serve as the purchase price for the Transaction (as defined below); and

WHEREAS, the Board has determined, with respect to Purchaser, that the Transaction is in the best interests of Purchaser and its shareholders and that the interests of its shareholders will not be diluted as a result of this Transaction;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

1.	Purchase and Sale of the Interests of Holdco. Subject to the terms and conditions set forth in this Agreement:

a.

Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances, other than those set forth in the limited liability company agreement of Holdco and under applicable securities laws, the right, title and interest in 100% of the outstanding limited liability company interests of Holdco in exchange for an aggregate payment of $721,040,330 in cash (representing the Holdco Fair Value) in two installments, by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by Seller in writing (the “Transaction”). An initial payment shall be paid on the Closing Date in the amount of $694,255,232 and a final payment shall be paid within five (5) business days following the Closing Date in the amount of $26,785,098.

b.

The closing of the Transaction (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at the offices of Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 or remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

c.

If within one hundred and twenty (120) days after the Closing, the Adviser, the Common Member (as defined in the Seller’s limited liability company agreement) or any of their affiliates determine that there were errors in any of the inputs to Holdco Fair Value that impacted the determination of Holdco Fair Value, which could include, but are not limited to, scrivener’s errors, trade errors, additional interest payments owed or returned under the Financing Facilities for the pre-Closing period, or any repayments, proceeds or distributions with respect to the Assets during the pre-Closing Period (but excluding any changes to the fair market value determinations of the Assets set forth on Schedule 1, other than changes as a result of the foregoing errors), then the Adviser or its affiliates may adjust, or the Common Member or its affiliates may cause the Adviser to adjust, the Holdco Fair Value to correct such error by providing a statement (the “Post-Closing Statement”) to each of Purchaser, Seller and the Common Member describing the error and correction with reasonably detailed supporting documentation. The Adviser agrees to provide any such information that the Common Member reasonably requests in order to evaluate the Holdco Fair Value determination. Purchaser, Seller, Common Member or, in the case where the Post-Closing Statement was issued with respect to the determination of an error by the Common Member, the Adviser may dispute the Post-Closing Statement by delivery of written notice thereof within fifteen (15) business days after delivery of the Post-Closing Statement. The Adviser, Purchaser, Seller and the Common Member shall resolve in good faith any disputed adjustments within a period of fifteen (15) business days following delivery of any such notice. If the Post-Closing Statement provides that the Holdco Fair Value at the Closing was understated, Purchaser shall pay to Seller the amount by which it was understated. If the Post-Closing Statement provides that the Holdco Fair Value at the Closing was overstated, Seller shall pay to Purchaser the amount by which it was overstated. Any such adjustment amount shall be paid by wire transfer in immediately available funds to an account specified by the party to whom such payment is owed within five (5) business days after the parties agree to the adjustment in the Post-Closing Statement. Any adjustment under this Section 1(c) shall not bear interest and shall be treated as an adjustment to the purchase price in Section 1(a) for tax purposes except as otherwise required by law.

d.

Any liabilities of Holdco, other than those referred to in Section 2(b)(ii) below, are hereby assigned by Holdco to Seller at Closing, and Seller hereby assumes and accepts such liabilities at Closing.

2.	Representations and Warranties.

a.	Each of the parties hereby represents and warrants as of the date of this Agreement, that:

i.

The execution, delivery and performance of this Agreement by such party and the consummation of the Transaction contemplated hereby are within such party’s corporate, limited liability company, limited partnership, or trust power and have been duly authorized by all necessary actions on the part of such party. Each such party is duly organized and validly existing under the laws of its state of organization. This Agreement and each other Transaction Document (as such term is defined in the limited liability company agreement of Seller, dated the date hereof) has been duly and validly executed by the party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting the enforcement of creditors’ rights generally.

ii.

The execution, delivery and performance of this Agreement and each of the other Transaction Documents by such party and the consummation of the Transaction contemplated hereby will not (i) violate any provision of law, statute, rule, regulation or executive order to which such party is subject; (ii) violate any judgment, order, injunction, writ or decree of any court applicable to such party; or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, any material commitment, contract or other agreement or instrument, to which such party is or may be bound or affected. Any required consents or approvals with regard to the subject matter of this Agreement, each of the other Transaction Documents and the Transaction contemplated hereby (including, without limitation, any consents or approvals required pursuant to applicable contractual or regulatory obligations) have been obtained by the party or otherwise waived on or prior to the date hereof. To the extent that any of the provisions set forth herein constitute an amendment, or to give full effect to the Transaction contemplated hereby any waiver or amendment is required to be given or made, to any agreement, instrument or document of any entity referred to herein (including with respect to any applicable restrictions or prohibitions thereof), the parties hereby agree that such agreement, instrument or document is hereby amended to effectuate the Transaction, and this Agreement shall constitute an amendment to such agreement, instrument or document.

iii.

Each party has experience as an investor in securities of companies and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this Transaction and protecting its own interests in connection with such Transaction. Each Party has adequate information concerning the Transaction and this Agreement to make an informed decision regarding the Transaction and this Agreement. In connection with this Agreement, neither party has relied on and is not relying on any representation or warranty, express or implied, at law or in equity, in respect of the other party except for the representations and warranties as are set forth in this Agreement and each of the other Transaction Documents. Each of Purchaser and Seller acknowledges that neither party has provided any investment advice or opinion on whether the other party’s entry into this Agreement is prudent.

b.	Seller hereby represents and warrants to Purchaser that:

i.

Seller owns 100% of the limited liability company interests in Holdco, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances, other than those set forth in the limited liability company agreement of Holdco and under applicable securities laws. Holdco owns 100% of the limited liability company interests in each of Denali Peak and Siris Peak, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances, other than those set forth in each entity’s limited liability company agreement, as applicable, and under applicable securities laws. Each of Holdco, Denali Peak and Siris Peak owns good and marketable title to all of the Assets identified on Schedule 1 under its name, respectively, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than the liabilities set forth on Schedule 2 (collectively, the “Assumed Liabilities”), as applicable. Upon consummation of the Transaction hereunder, the Purchaser shall own 100% of the limited liability company interests of Holdco, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, and each of Holdco, Denali Peak and Siris Peak shall continue to own good and marketable title to all of the Assets identified on Schedule 1 under its name free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, other than the Assumed Liabilities, as applicable.

ii.

Each of Holdco, Denali Peak and Siris Peak has no liabilities, known or unknown, contingent or non-contingent, other than (A) the Assumed Liabilities, as applicable, and (B) those incident to the maintenance of its existence as a limited liability company under the laws of Delaware.

iii.

To its actual knowledge, no material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending (in which service of process has been received) or threatened against Holdco or any properties or assets held by it. Seller knows of no facts that might form the basis for the institution of such proceedings which would materially and adversely affect its business and neither it nor Holdco are party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the Transaction.

iv.	Holdco is treated as a disregarded entity for U.S. federal income tax purposes.

v.

Each of Holdco and the Financing Subsidiaries is duly organized and validly existing under the laws of its state of organization. The performance of this Agreement and the consummation of the Transaction contemplated hereby will not (i) violate any provision of law, statute, rule, regulation or executive order to which Holdco or either Financing Subsidiary is subject; (ii) violate any judgment, order, injunction, writ or decree of any court applicable to Holdco or either Financing Subsidiary; or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, any material commitment, contract or other agreement or instrument, to which Holdco or either Financing Subsidiary is or may be bound or affected. The books and records of Holdco and each Finance Subsidiary made available to Purchaser and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of Holdco and each Finance Subsidiary. All information regarding the Assets, liabilities and material contracts of Holdco and each Finance Subsidiary requested by Purchaser have been disclosed to Purchaser as of the date of this Agreement.

3.	Indemnification.

a.

Purchaser agrees to indemnify and hold harmless Seller and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which Seller and those officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by Purchaser is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

b.

Seller agrees to indemnify and hold harmless Purchaser and the members of the Board and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which Purchaser and those Board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by Seller is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

4. Further Assurances. Each of the parties, without further consideration, shall execute and deliver such documents and take such other actions and cause its affiliates and/or subsidiaries to execute and deliver such documents and take such other actions as may be necessary to consummate more effectively the subject matter hereof.

5. Confidentiality. Each of the parties agrees that this Agreement is confidential and that the contents hereof will be kept confidential by each such party and its respective officers, directors, employees and/or advisors, as the case may be (except to the extent disclosure thereof is required by applicable law, regulation or legal process).

6. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid equally by the Purchaser and Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Purchaser shall cooperate with respect thereto as necessary).

7. Seller Rights. Seller hereby agrees and acknowledges that, as of the sale, transfer, assignment or conveyance by Seller of Holdco and the Assets as set forth in this Agreement, Seller’s rights, title and interests with respect to Holdco and such Assets shall terminate.

8. Expenses. All costs and expenses incurred in connection with this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by Adviser. All such costs and expenses will not be borne directly or indirectly by Purchaser or Seller.

9. Notices. All notices, demands and other communications to be given and delivered under or by reason of the provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by electronic mail or facsimile, sent by telecopy or sent by reputable overnight courier service. Notice to Seller and Holdco shall be addressed to Teacher Retirement System of Texas, 1000 Red River Street, Austin, Texas 78701, Attention: Ashley Baum or at such other address as Seller may designate by written notice to Purchaser. Notice to Purchaser shall be addressed to Blackstone Private Credit Fund, 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Marisa Beeney, or at such other address and to the attention of such other person as Purchaser may designate by written notice to Seller.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties or their respective successors and assigns, any rights or benefits under or by reason of this Agreement.

11. Entire Agreement. It is expressly understood and agreed that this Agreement, together with the other Transaction Documents, contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements between the parties, whether written or oral. It is expressly understood and agreed that there have been no promises, agreements, warranties or inducements, not herein or therein expressed. The parties acknowledge that they have read this Agreement and have executed it without relying upon any statements, representations, or warranties, written, or oral, not expressly set forth herein or in any other Transaction Document.

12. Waiver, Modification and Amendment. No provision herein may be waived unless in writing signed by the party whose rights are thereby waived. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by written agreement executed by all of the parties.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles, except for issues of Texas law referenced herein, which shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflict of law principles.

14. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the Transaction contemplated herein is not affected in any manner materially adverse to any party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

15. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic transmission (which may include email or any other form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process), and each of such counterparts shall be deemed an original, and all when taken together shall constitute the Agreement.

*         *        *        *        *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BLACKSTONE PRIVATE CREDIT FUND

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary

TWIN PEAKS PARENT LLC By: Teacher Retirement System of Texas, its Common Member

By:	/s/ Ashley Baum
Name: Ashley Baum
Title: Director

TEACHER RETIREMENT SYSTEM OF TEXAS (solely for purposes of Section 1(c))

By:	/s/ Ashley Baum
Name: Ashley Baum
Title: Director

BLACKSTONE CREDIT BDC ADVISORS LLC (solely for purposes of Section 8)

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Person

BCRED TWIN PEAKS LLC (solely for purposes of Section 1(d))

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Person

Schedule 1

Issuer	Facility	Holdco (Debt Par Value ($) / Equity Shares)	Denali Peak (Debt Par Value ($) / Equity Shares)	Siris Peak (Debt Par Value ($) / Equity Shares)	Total (Debt Par Value ($) / Equity Shares)

Abaco Energy Technologies LLC aka Basin Tools	Initial Term Loan		11,104,166.66		11,104,166.66

Action Environmental Group Inc/The aka Interstate Waste Services, Inc	Delayed Draw Term Loan			1,578,075.00	1,578,075.00

Action Environmental Group Inc/The aka Interstate Waste Services, Inc	Delayed Draw Term Loan Unfunded	1,110,000.00			1,110,000.00

Action Environmental Group Inc/The aka Interstate Waste Services, Inc	Initial Term Loan		4,950,000.00	9,900,000.00	14,850,000.00

Bungie Inc	Initial Term Loan		2,500,000.00		2,500,000.00

Bution Holdco 2, Inc. aka ORS Medco	Term Loans		8,249,177.78		8,249,177.78

Colony Holding Corp aka Colony Hardware Supply/Tailwind	Delayed Draw Term Loan	6,131,948.83	815,624.97	4,240,550.85	11,188,124.65

Colony Holding Corp aka Colony Hardware Supply/Tailwind	Senior Secured Unitranche	8,287,649.15	12,251,508.76	25,686,694.71	46,225,852.62

ConvergeOne Holdings Inc	Initial Term Loan (First Lien)		14,737,500.00	19,650,000.00	34,387,500.00

Cook & Boardman Group LLC/The	Initial Term Loan	2,784,794.12	3,164,844.56		5,949,638.68

Corfin Holdco, Inc.	Corfin Common Stock	52,143.00			52,143.00

Corfin Holdings Inc.	Closing Date Term Loan			4,962,500.00	4,962,500.00

Customink LLC	Term Loans		15,000,000.00	15,000,000.00	30,000,000.00

Dominion Colour Corporation	First Lien Term Loan	16,511,047.76	12,631,197.11	10,104,957.71	39,247,202.58

Donuts Inc	Revolver	2,019,230.78			2,019,230.78

Donuts Inc	Unitranche Term Loan	70,332,168.13			70,332,168.13

Eagle Midstream Canada Finance Inc aka Veresen	First Lien Term Loan		20,512,931.03	15,500,000.00	36,012,931.03

Edifecs Inc	Closing Date Term Loans	5,000,000.00	19,959,182.00	5,000,000.00	29,959,182.00

EIS Buyer LLC	Term Loan A		12,962,499.98		12,962,499.98

Epoch Acquisition Inc aka Ernest Health	Closing Date Term Loan		11,270,000.00	15,144,062.51	26,414,062.51

Epoch Acquisition Inc aka Ernest Health	Delayed Draw Term Loan		3,310,180.71		3,310,180.71

GSO DL CoInvest CI LP	DL COINV LP Int	1,500,000.00			1,500,000.00

GSO DL CO-INVEST EIS LP	DL COINV EIS LP Int	442,710.00			442,710.00

Issuer	Facility	Holdco (Debt Par Value ($) / Equity Shares)	Denali Peak (Debt Par Value ($) / Equity Shares)	Siris Peak (Debt Par Value ($) / Equity Shares)	Total (Debt Par Value ($) / Equity Shares)

IEA Energy Services LLC aka Infrastructure and Energy Alternatives Inc	Refinanced Term Loan		2,889,077.88	4,066,109.52	6,955,187.40

Jacuzzi Brands LLC	Delayed Draw Term Loan	504,059.76	6,258,552.38		6,762,612.14

Jacuzzi Brands LLC	Initial Term Loan	22,214,718.80	12,096,848.11	12,096,848.11	46,408,415.02

Jayhawk Buyer, LLC aka ProPharma	Delayed Draw Term Loan	1,666,666.67			1,666,666.67

Jayhawk Buyer, LLC aka ProPharma	Delayed Draw TL - Unfunded	666,666.67			666,666.67

Jayhawk Buyer, LLC aka ProPharma	Initial Term Loan		5,000,000.00	5,000,000.00	10,000,000.00

JSS Holdings Inc aka Jet Support Service, Inc	Term Loan Facility	28,043,478.26			28,043,478.26

Lasership, Inc.	Term Loan		11,787,974.72	9,084,870.27	20,872,844.99

Lasership, Inc.	Third Amendment Term Loan	1,702,586.22			1,702,586.22

Latham Pool Products, Inc. aka Latham Pools	Term Loan B		13,781,908.62	30,741,571.43	44,523,480.05

Lindstrom LLC aka LindFast	Term Loan		10,855,625.00	18,750,625.00	29,606,250.00

Livingston International Inc	Initial Term Loan (First Lien)		4,925,000.00	4,925,000.00	9,850,000.00

Loar Acquisition 13, LLC	Loar Acquisition Common Units	2,890,586.00			2,890,586.00

Loar Group Inc	Delayed Draw Term Loan, Amendment No. 5		11,504,258.74		11,504,258.74

Loar Group Inc	Delayed Draw TL		9,824,874.69	8,394,245.48	18,219,120.17

Lytx Inc	Delayed Draw Term Loan	431,104.15			431,104.15

Lytx Inc	Delayed Draw Term Loan Unfunded	1,303,085.56			1,303,085.56

Lytx Inc	Initial Term Loan		4,957,697.59		4,957,697.59

MAG DS Corp aka MAG Aerospace	Term Loan B	4,336,956.52			4,336,956.52

Mode Holdings, L.P.	Mode Class A-2 Units	1,076,923.00			1,076,923.00

Mode Purchaser Inc	Closing Date Term Loan		17,368,750.00	17,368,750.00	34,737,500.00

Monroe Capital Holdings LLC	Delayed Draw Term Loan	2,204,862.07			2,204,862.07

Monroe Capital Holdings LLC	Delayed Draw Term Loan Unfunded	2,922,724.14			2,922,724.14

Monroe Capital Holdings LLC	Initial Term Loan			14,870,000.00	14,870,000.00

MRI Software LLC	Delayed TL	275,951.49			275,951.49

MRI Software LLC	Delayed TL 2	1,663,167.47			1,663,167.47

MRI Software LLC	Revolver	673,065.30			673,065.30

MRI Software LLC	Second Amendment Term Loan	1,053,663.77			1,053,663.77

Issuer	Facility	Holdco (Debt Par Value ($) / Equity Shares)	Denali Peak (Debt Par Value ($) / Equity Shares)	Siris Peak (Debt Par Value ($) / Equity Shares)	Total (Debt Par Value ($) / Equity Shares)

MRI Software LLC	Term Loan B	9,612,785.34			9,612,785.34

Odyssey Holding Company LLC	Incremental Term Loans		9,356,776.80		9,356,776.80

Odyssey Holding Company LLC	Senior Secured Unitranche		17,087,913.00	18,000,000.00	35,087,913.00

Odyssey Holding Company LLC	Shoreline Incremental Term Loan	4,210,549.56			4,210,549.56

PaySimple Inc aka EverCommerce	Delayed Draw Term Loan	448,972.07			448,972.07

PaySimple Inc aka EverCommerce	Term Loan B			1,382,742.96	1,382,742.96

Polymer Additives, Inc. aka Valtris	Term Loan B		13,074,131.34	17,659,649.09	30,733,780.43

PSKW Intermediate, LLC aka ConnectiveRx	Term B Loan			22,331,250.00	22,331,250.00

R1 Holdings LLC aka RoadOne/Bright Lights Partners LLC	Delayed Draw Term Loan B	4,903,241.89	3,664,163.83		8,567,405.72

R1 Holdings LLC aka RoadOne/Bright Lights Partners LLC	First Lien Term Loan		13,755,000.00	14,582,853.50	28,337,853.50

SG Acquisition Inc aka Safe Guard	Initial Term Loan			13,391,071.43	13,391,071.43

Sorenson Communications, LLC	Term Loan B		10,989,499.53	10,989,499.53	21,978,999.06

Spireon Inc	Initial Term Loan	4,870,087.30	20,094,342.94	18,088,053.29	43,052,483.53

Tetra Technologies, Inc. aka Tetra Tech	Delayed Draw TL	2,621,410.95			2,621,410.95

Tetra Technologies, Inc. aka Tetra Tech	Initial Committed Loan		11,435,859.83	14,138,881.29	25,574,741.12

The GI Alliance Management, LLC	Delayed Draw Term Loan	647,514.16	8,429,999.63	11,991,295.99	21,068,809.78

The GI Alliance Management, LLC	Delayed Draw Term Loan ASC	2,709,987.02	1,115,876.99	3,283,781.49	7,109,645.50

The GI Alliance Management, LLC	Delayed Draw TL ASC (Amend No. 4)	1,327,544.19			1,327,544.19

The GI Alliance Management, LLC	Delayed Draw TL General (Amend No. 4)	1,163,781.42	1,502,542.52		2,666,323.94

The GI Alliance Management, LLC	Initial Term Loan	23,454,665.36	12,250,000.00	9,800,000.00	45,504,665.36

Unified Door & Hardware Group LLC	Unitranche Term Loan	2,450,056.01	2,640,816.15	1,696,436.84	6,787,309.00

Wolf Organization LLC/The aka Wolf Home Products	First Amendment Incremental Term Loan			354,464.28	354,464.28

Wolf Organization LLC/The aka Wolf Home Products	Second Amendment Incremental Term Loan	1,149,796.87			1,149,796.87

Wolf Organization LLC/The aka Wolf Home Products	Senior Secured Term Loan			4,240,714.29	4,240,714.29

Cash and Other Assets

Schedule 2

Assumed Liabilities

Denali Peak Facility

Siris Peak Facility

The obligations under each Delayed Draw Term Loan listed in Schedule 1